MMC Energy, Inc. Closes Acquisition of the Mid-Sun Power Generation Facility in Bakersfield, California

NEW YORK, November 16, 2006 / PRNewswire-FirstCall/ -- MMC Energy, Inc. (NASDAQ OTC: MMCN) (Deutsche Borse: JU1) today announced that MMC Mid-Sun, LLC a wholly owned subsidiary of MMC Energy, Inc. has closed on the Acquisition of the Mid-Sun Power Plant located in Bakersfield, California, with a rated capacity of 22 MW from Taft Energy Partners, L.P., a Texas limited partnership. The Company funded the purchase with cash on hand.

MMC has begun the process of re-commissioning the Mid-Sun Power Plant which is slated to be back on line in January of 2007. The Mid-Sun Facility is a natural gas fired generation facility with modern emissions control systems.

The recently acquired Mid-Sun facility was originally built as a co-generating facility (providing both steam and power) and has the potential to be rebuilt as such should a local industrial customer provide a long term contract to support the expansion.

MMC continues to make substantial investments in California and delivering critically needed new megawatts to increase power supplies," said MMC's Chairman and Chief Executive Officer, Karl Miller. “We are looking forward to re-commissioning the Mid-Sun facility and delivering additional reliable power and capacity to California”, Miller added.

About MMC Energy, Inc.

The Company is an energy acquisition company, which primarily acquires and operates critical power generation and associated energy infrastructure assets. The company is headquartered in New York City and traded on the NASDAQ Exchange in the United States and the Deutsche Bourse in Germany.

The Company creates long-term value for its shareholders through deep value asset acquisitions and hands on post- acquisition asset management. The Company currently owns power generation assets in Southern California and is pursuing a disciplined portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Additional information concerning MMC Energy is available at http://www.mmcenergy.com

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward- looking statements.